Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:

Dominic Paschel
salesforce.com
Investor Relations
415-536-6250
dpaschel@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal First Quarter Results

•	Revenue soars 84% year-over-year to $64.2 million

•	Earnings per diluted Share rise to $0.04, a significant increase from breakeven the prior year period

•	Net Income rises to $4.4 million, up 902% year-over-year and up 22% sequentially

•	Paying Subscribers rise 40,000 to 267,000, up 82% year-over-year and up 18% sequentially

•	Raising Fiscal 2006 revenue guidance range

SAN FRANCISCO, Calif. – May 18, 2005 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand customer relationship management, today announced results for its fiscal first quarter ended April 30, 2005.

“ We believe that the continuing strength of our business and results, in contrast to what proved to be another challenging quarter for traditional software vendors, is further evidence that we are in the next phase of the on-demand revolution,” said Marc Benioff, chairman and CEO of salesforce.com. “We are on the verge of our Summer 05 release, through which we believe the combination of Multiforce, Customforce and Sforce will take the “End of Software” to a new level by creating a complete platform for customization and integration. This release will continue to expand interest in moving to the on-demand model and our clear market leadership position.”

Salesforce.com delivered the following results for the first quarter of fiscal year 2006:

Revenue: Total revenue was $64.2 million, an increase of 84% on a year-over-year basis and an increase of 18% on a quarter-to-quarter basis. Subscription and support revenues were $58.2 million, an increase of 87% on a year-over-year basis and an increase of 18% on a quarter-to-quarter basis. Professional services and other revenues were $6.0 million, an increase of 61% on a year-over-year basis and an increase of 15% on a quarter-to-quarter basis.

Earnings per Share: Earnings per diluted share were $0.04, a significant increase from breakeven the year-ago period.

Net Income: Net income was $4.4 million, a significant improvement from $437,000 in the year ago period. Fiscal first quarter 2006 net income grew 22% on a quarter-to-quarter basis. The first quarter tax rate was 20% and average shares outstanding were 116.4 million.

Customers and Paying Subscribers: During the first quarter, the company added approximately 1,600 customers and approximately 40,000 paying subscribers. As of the end of the fiscal first quarter, the company had approximately 15,500 customers and approximately 267,000 paying subscribers.

Cash: Cash from operations for the fiscal first quarter was $17.9 million, an increase of 169% compared to the prior year period.

Deferred Revenue: Deferred revenue as of April 30, 2005 was $104.6 million, an increase of 100% on a year-over-year basis and 9% on a quarter-to-quarter basis.

Salesforce.com is raising guidance for the fiscal year 2006, ending January 31, 2006, and initiating guidance for its fiscal second quarter 2006 based on information as of May 18, 2005:

FY06 Revenue: Expected to be in the range of approximately $297 million to approximately $302 million, up from prior guidance of approximately $282 million to approximately $287 million.

FY06 Diluted EPS: Expected to be in the range of approximately $0.11 to approximately $0.14, based on an estimated average of 123 million diluted shares outstanding and an estimated effective tax rate of 20%. This represents an increase from prior guidance of approximately $0.11 to approximately $0.13.

The full year earnings per share guidance does not include the incremental impact of the recently issued Financial Accounting Standards Board (FASB) stock option expense requirement that will be adopted in salesforce.com’s fiscal year 2007.

Salesforce.com is providing, for the first time, second quarter fiscal year 2006 guidance based on information as of May 18, 2005:

Q2 FY06 Revenue: Expected to be in the range of approximately $68 million to approximately $70 million.

Q2 FY06 Diluted EPS: Expected to be in the range of approximately $0.02 to approximately $0.04, based on an estimated average of 119 million diluted shares outstanding and an estimated effective tax rate of 20%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss first quarter results at 2:00 p.m. Pacific Daylight Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing (719) 457-2634 or (800) 967-7185, passcode 4081123. A replay will be available until midnight on May 27, 2005 and can be accessed by dialing, (719) 457-0820 or (888) 203-1112, passcode: 4081123.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). Through its award-winning salesforce.com family of products including Salesforce (http://www.salesforce.com) and Supportforce (http://www.supportforce.com), the company provides a comprehensive suite of CRM applications to help enterprises of all sizes, industries and geographies meet the complex challenge of sharing and managing information on-demand. Salesforce and Supportforce are built on the Sforce client/service integration platform and include the Customforce tool for complete on-demand customization. Sforce (http://www.sforce.com) and Customforce (http://www.customforce.com) allow customers and independent software vendors to customize and integrate salesforce.com’s products, as well as build their own on-demand enterprise applications. As of April 30, 2005, salesforce.com manages customer information for approximately 15,500 customers and approximately 267,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase our services should make their purchase decisions based upon features that are currently available and not based on the forward looking statements made in this release. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and earnings for the second fiscal quarter of 2006 and the full fiscal year 2006, the growing acceptance of the company’s on-demand business model and on demand services as well as uncertain market acceptance of our unreleased service and the capabilities of such service that involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our operating results and rate of growth, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, changes in our effective tax rate, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Form 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including factors in our report on Form 10-K for the period ended January 31, 2005 filed with the SEC on March 25, 2005. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Salesforce.com is a registered trademark of, and Sforce, Multiforce, Customforce.com and Supportforce.com are trademarks of, salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended April 30,
	2005	2004
	(unaudited)
Revenues:
Subscription and support	$58,190	$31,116
Professional services and other	5,987	3,723

Total revenues	64,177	34,839

Cost of revenues (1):
Subscription and support	5,336	2,282
Professional services and other	6,629	4,081

Total cost of revenues	11,965	6,363

Gross profit	52,212	28,476

Operating expenses (1):
Research and development	4,302	2,127
Marketing and sales	34,502	20,415
General and administrative	9,423	5,573
Lease recovery	(285)	0

Total operating expenses	47,942	28,115
Income from operations	4,270	361
Interest, net	1,441	143
Other income	44	20

Income before provision for income taxes and minority interest	5,755	524
Provision for income taxes	(1,151)	(70)

Income before minority interest	4,604	454
Minority interest in consolidated joint venture	(224)	(17)

Net income	$4,380	$437

Basic net income per share	$0.04	$0.01
Diluted net income per share	$0.04	$0.00
Shares used in computing basic net income per share	105,221	31,688
Shares used in computing diluted net income per share	116,367	100,398

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$150	$170
Research and development	88	89
Marketing and sales	362	414
General and administrative	256	204

Total stock-based expenses	$856	$877

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended April 30,
	2005	2004
Revenues:
Subscription and support	91%	89%
Professional services and other	9	11

Total revenues	100	100

Cost of revenues:
Subscription and support	9	6
Professional services and other	10	12

Total cost of revenues	19	18

Gross profit	81	82

Operating expenses:
Research and development	6	6
Marketing and sales	54	59
General and administrative	14	16
Lease recovery	0	0

Total operating expenses	74	81
Income from operations	7	1
Interest, net	2	0
Other income	0	0

Income before provision for income taxes and minority interest	9	1
Provision for income taxes	(2)	0

Income before minority interest	7	1
Minority interest in consolidated joint venture	0	0

Net income	7%	1%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	0%	1%
Research and development	0	0
Marketing and sales	1	1
General and administrative	0	1

Total stock-based expenses	1%	3%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2005	January 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,604	$35,731
Short-term marketable securities	84,941	83,087
Accounts receivable, net	42,383	48,874
Deferred commissions	7,802	7,556
Prepaid expenses and other current assets	4,874	3,467

Total current assets	180,604	178,715

Marketable securities, noncurrent	91,459	87,120
Restricted cash	3,285	3,191
Fixed assets, net	15,289	7,637
Deferred commissions, noncurrent	1,811	2,057
Other assets	2,186	1,779

Total assets	$294,634	$280,499

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,635	$2,525
Accrued expenses and other current liabilities	27,889	32,467
Income taxes payable	1,482	216
Deferred revenue	104,645	95,900
Current portion of capital lease obligations	566	563

Total current liabilities	138,217	131,671

Capital lease obligations, net of current portion	578	721
Long-term lease abandonment liability and other	1,237	1,596
Minority interest	1,604	1,380

Total liabilities	141,636	135,368

Stockholders’ equity:
Common stock	106	105
Additional paid-in capital	219,422	217,248
Deferred stock-based compensation	(4,995)	(5,908)
Notes receivables from stockholders	0	(727)
Accumulated other comprehensive loss	(1,327)	(999)
Accumulated deficit	(60,208)	(64,588)

Total stockholders’ equity	152,998	145,131

Total liabilities and stockholders’ equity	$294,634	$280,499

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended April 30,
	2005	2004
	(unaudited)
Operating activities:
Net income	$4,380	$437
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	224	17
Depreciation and amortization	1,121	748
Amortization of deferred commissions	3,402	3,593
Lease recovery	(285)	0
Expenses related to stock-based awards	856	877
Changes in assets and liabilities	8,212	987

Net cash provided by operating activities	17,910	6,659

Investing activities:
Restricted cash	(94)	(6)
Changes in marketable securities	(6,515)	(12,824)
Capital expenditures	(9,157)	(278)

Net cash used in investing activities	(15,766)	(13,108)

Financing activities:
Proceeds from the exercise of stock options	2,152	1,642
Collection of notes receivables	727	0
Principal payments on capital lease obligations	(140)	(58)
Repurchase of unvested shares	(4)	(36)

Net cash provided by financing activities	2,735	1,548

Effect of exchange rate changes	(6)	(2)

Net increase (decrease) in cash and cash equivalents	4,873	(4,903)

Cash and cash equivalents, beginning of period	35,731	10,463

Cash and cash equivalents, end of period	$40,604	$5,560

salesforce.com, inc.

Additional Metrics

	April 30, 2005	January 31, 2005	October 31, 2004	July 31, 2004		April 30, 2004	January 31, 2004
Customer and subscriber data:
Approximate number of customers	15,500	13,900	12,500	11,100		9,800	8,700
Approximate number of paying subscriptions (1)	267,000	227,000	195,000	168,000		147,000	127,000

Full Time Equivalent Headcount	876	767	679	594		518	444

Financial data:
(in thousands)
Cash, cash equivalents and marketable securities	$217,004	$205,938	$185,014	$172,627	(2)	$43,733	$35,812
Deferred revenue	$104,645	$95,900	$74,240	$61,557		$52,340	$49,677

	Three Months Ended April 30,
	2005	2004
	(unaudited)
Revenues by geography:
(in thousands)
Americas	$50,912	$28,336
Europe	9,383	4,632
Asia Pacific	3,882	1,871

	$64,177	$34,839

As a percentage of total revenues:

Revenues by geography:
Americas	79%	81%
Europe	15	13
Asia Pacific	6	6

	100%	100%

(1)	Paying subscriptions are defined as unique user accounts, purchased by customers for use by their employees and other customer-authorized users that have not been suspended for non-payment and for which we are recognizing subscription revenue.

The October 31, 2004 and July 31, 2004 paying subscription metrics exclude approximately 2,500 and 2,000, respectively, paying subscriptions who were using the Company’s service, but for which the Company delayed revenue recognition until specific new technlogy was completed.

(2)	Includes net proceeds of $113.8 million from the Company’s sale of common stock during its initial public offering in June 2004.

salesforce.com, inc.

GAAP / Non-GAAP Reconciliation

(unaudited)

	Three Months ended April 30,
(in thousands, except per share data)	2005	2004
A reconciliation between operating expenses on a GAAP basis and non-GAAP operating expenses is as follows:
GAAP operating expenses	$47,942	$28,115
Lease recovery	285	0
Non-GAAP operating expenses	48,227	28,115

A reconciliation between income from operations on a GAAP basis and non-GAAP income from operations is as follows:
GAAP income from operations	$4,270	$361
Lease recovery	(285)	0
Non-GAAP income from operations	3,985	361

A reconciliation between income before provision for income taxes and minority interest and non-GAAP income before provision for income taxes and minority interest is as follows:
GAAP income before provision for income taxes and minority interest	$5,755	$524
Lease recovery	(285)	0
Non-GAAP income before provision for income taxes and minority interest	5,470	524

	Three Months ended April 30,
(in thousands, except per share data)	2005	2004
A reconciliation between provision for income taxes on a GAAP basis and non-GAAP provision for income taxes is as follows:
GAAP provision for income taxes	$1,151	$70
Income tax effect of lease recovery	(57)	0
Non-GAAP provision for income taxes	1,094	70

A reconciliation between income before minority interest on a GAAP basis and non-GAAP income before minority interest is as follows:
GAAP income before minority interest	$4,604	$454
Lease recovery	(285)	0
Income tax effect	57	0
Non-GAAP income before minority interest	4,376	454

A reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:
GAAP net income	$4,380	$437
Lease recovery	(285)	0
Income tax effect	57	0
Non-GAAP net income	4,152	437

	Three Months ended April 30,
(in thousands, except per share data)	2005	2004
A reconciliation between basic net income per share on a GAAP basis and non-GAAP basic net income per share is as follows:
GAAP basic net income per share	$0.042	$0.014
Lease recovery	($0.003)	0.000
Income tax effect	$0.001	0.000
Non-GAAP basic net income per share	$0.039	$0.014

A reconciliation between diluted net income per share on a GAAP basis and non-GAAP diluted net income per share is as follows:
GAAP diluted net income per share	$0.038	$0.004
Lease recovery	($0.002)	0.000
Income tax effect	$0.000	0.000
Non-GAAP diluted net income per share	$0.036	$0.004

To supplement our consolidated financial statements presented on a GAAP basis, salesforce.com uses non-GAAP measures of income from operations, net income and earnings per diluted share, which are adjusted to exclude certain costs and income that we believe are appropriate to enhance the overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of salesforce.com’s underlying operational results and trends and our performance.

We believe the lease recovery item recorded in the first quarter of fiscal 2006 to be outside of our core operating results and thus appropriate to exclude from our financial results.

The presentation of additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.